Exhibit 99.1

ABX Holdings, Inc. to Present at BB&T Transportation Conference

WILMINGTON, Ohio, February 12, 2008—ABX Holdings, Inc. (NASDAQ:ABXA) will participate in the BB&T Capital Markets Transportation Services Conference on Thursday, February 14 at the Biltmore Hotel in Coral Gables, Florida.

Representing ABX Holdings will be President and Chief Executive Officer Joe Hete and Chief Financial Officer Quint Turner. The presentation will begin at 9:00 am Eastern Standard Time.

The presentation will be available to listeners through a live web cast on ABX Holdings, Inc. Internet site at www.abxair.com/ir or www.wsw.com/webcast/bbt11/abxa/. A replay of the web cast will be available to listeners for 30 days.

About ABX Holdings

ABX Holdings has two principal businesses: ABX Air (www.abxair.com), an air cargo services provider operating out of Wilmington, Ohio, and 15 hubs throughout the United States; and Cargo Holdings International, Inc. (www.cargoholdings.com), a leading provider of air cargo transportation and related services to domestic and foreign air carriers, and other companies that outsource their air cargo lift requirements. ABX Air is a Part 121 operator and holds a Part 145 FAA Repair certificate.

Through four subsidiaries, including two companies with separate and distinct U.S. FAA Part 121 Air Carrier Certificates, CHI also provides aircraft leasing, airport ground services, fuel management, specialized transportation management, and air charter brokerage services.

Contact:

ABX Holdings, Inc.

Quint Turner

Chief Financial Officer

937-382-5591